Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEventsSM

FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Event Date/Time: Nov. 25. 2008 / 1:30PM ET

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Kathy Munson
Fleetwood Enterprises, Inc. - Director of IR

Elden Smith
Fleetwood Enterprises, Inc. - President & CEO

Andy Griffiths
Fleetwood Enterprises, Inc. - CFO

Paul Eskritt
Fleetwood Enterprises, Inc. - President, RV Group

Charley Lott
Fleetwood Enterprises, Inc. - President, Housing Group

Len McGill
Fleetwood Enterprises, Inc. - SVP, General Counsel

CONFERENCE CALL PARTICIPANTS

Kathryn Thompson
Avondale Partners - Analyst

Alvin Concepcion
Citigroup - Analyst

Jay McCanless
FTN Midwest Research - Analyst

Barry Vogel
Barry Vogel and Associates - Analyst

Larry Callahan
-Analyst

PRESENTATION

Operator
Good morning, ladies and gentlemen, and welcome to the Fleetwood Enterprises, Inc. second quarter 2009 financial results conference call. (OPERATOR INSTRUCTIONS) Please note that this conference is being recorded. I will now turn the call over to your host, Ms. Kathy Munson. Ms. Munson, you may begin.

Kathy Munson - Fleetwood Enterprises, Inc. - Director of IR

Thank you, John. Hello everyone, and welcome to Fleetwood Enterprises' conference call for its second quarter of fiscal 2009, ended October 26, 2008. I am Kathy Munson, Director of Investor Relations.

First, we trust that all of you have received today's news release announcing Fleetwood's results. The Company's 10-Q is expected to be filed on or before December 5th. This call is being broadcast live over the Internet at streetevents.com and earnings.com and is accessible from our own website ir.fleetwood.com. A replay of the call will be available at each site shortly after the end of this call, and the call is also being taped. If you have any questions about accessing any of this information, please call the Pondel/Wilkinson Investor Relations Office in California at 310-279-5980 after the conference call.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Please be advised that the statements made by Fleetwood Enterprises in today's press release and during this conference call that relate to future plans, events or performance are forward-looking statements and are being made against the backdrop of the Safe Harbor Rules. These statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in the Company's 10-K and other SEC filings. Actual results, events, and performance may differ materially. Readers and conference call participants are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may result from changing circumstances or unanticipated events.

With that in mind, let's move on to today's call with Elden Smith, President and Chief Executive Officer, and Andy Griffiths, Senior Vice President and Chief Financial Officer. The other Fleetwood executives who are available to answer your questions at the conclusion of the introductory comments are Paul Eskritt, President of the RV Group; Charley Lott, President of the Housing Group; Leonard McGill, Senior VP of Corporate Development and General Counsel; Jim Smith, Vice President and Controller; and Lyle Larkin, Vice President and Treasurer. I will now turn the call over to Elden Smith, Fleetwood's President and CEO. Elden?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Thank you, Kathy. Welcome and thank you for joining us today. Conditions this quarter were similar to our first fiscal quarter, but even more challenging. Sales were off sequentially in each of our divisions, and fell off sharply on a year-over-year basis. Clearly, financing issues on both the wholesale and retail fronts are impacting our businesses.

Numerous economic issues are adversely affecting consumer confidence, which has a direct influence on demand for both recreational vehicles and housing. And then, when customers do show an interest in purchasing our products, they are finding the loans are difficult to obtain, have tighter terms, and require higher down payments.

We told you last quarter that we had been taking more downtime at our plants in an effort to reduce production. Unfortunately, this only works as a short-term remedy as it adversely effects labor efficiencies, morale, employee retention, and is very costly. Consequently, as market conditions have continued to deteriorate, we have found it necessary to make more aggressive action to consolidate plants and improve capacity utilization. In October, we announced the consolidation of production of our Pennsylvania motor home plant into our larger plant in Indiana. Then yesterday, we announced that we are consolidating our travel trailer operations, moving production from our plants in Crawfordsville, Indiana, and Mexicali, Mexico, into our plants in La Grande, Oregon; Pendleton, Oregon; and Edgerton, Ohio. In addition, the Housing Group announced the consolidation of 19 manufacturing operations into 13. This involved closing our manufactured housing plants in Woodland, California; Auburndale, Florida; Willacoochee, Georgia; Benton, Kentucky; and Pembroke, North Carolina, as well as our Trendsetter Homes facility in Douglas, Georgia. We have been careful to make certain that we can still reach all of the major geographic markets from this smaller footprint, while at the same time deriving significant quantitative and qualitative benefits from the changes.

We expect to incur approximately $8 million of restructuring costs to implement yesterday's announcements, most of which will be recognized during our third quarter. More importantly, we estimate that we'll achieve annualized cost savings of about $28 million, including the benefit of the earlier motor home consolidation.

Beyond the plant consolidations, we are implementing other changes that will result in additional cost savings. Some of these costs are related to the support that is provided by our division and corporate offices to our manufacturing facilities, which in many cases is proportionate to the number of facilities we have. Other expenses are related to the benefits that we provide across the board. We have informed our associates that effective January 1, we will be suspending the Company contribution to our 401(k) retirement plan, as well as our subsidy to management participants in the related supplemental Deferred Compensation Alternative plan. We project that these measures will reduce annual benefit costs by approximately $5 million. In all, we believe these actions and other planned reductions will result in an annual fixed cost savings exceeding $40 million.

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Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

In the RV industry, retail sales continue to outpace shipments, which indicates that dealers continue to reduce their inventories. When the dealers reach a comfortable inventory level, our shipments should show an increase to at least match retail sales. Our motor home backlogs continue to reflect the difficult market. But our travel trailer backlog is showing some improvement, which may indicate the dealers have begun to replace some of their retail sold units and purchase more of our new products. As of last Friday, the backlog for motor homes stood at 284 units, down 71% from the same time last year. And the travel trailer backlog was 1,868 units, up 19%. Sequentially, the backlog for motor homes is down 4% from the 295 units we reported in our September call and the travel trailer backlog has more than tripled from 425 in September, reflecting dealer confidence in our products and operations.

The Housing Group's backlog, as of last Friday, was 574 units, including modular units, which is down 26% from the same time last year, and off 2% from the date of last quarter's conference call. The Housing Group has continued to experience margin pressure from our traditional competition who are actively discounting. In addition, pricing margins are being impacted by highly discounted site-built housing as a result of foreclosures or discounted slow-moving inventory. These factors have especially hurt California and Florida, which are important industry states, and especially important to Fleetwood based on our historical shipment patterns. Obviously, these factors significantly influenced our decision to consolidate our facilities. For example, we previously had eight plants servicing the Southeast. We will soon have four. This should allow the four remaining facilities to run at more than 50% capacity utilization and significantly improve profitability, which has been marginal.

Although it may seem counterintuitive to some, we are very optimistic about the prospects of strong long-term demands for our products. We did not foresee this drop in RV sales a couple of years ago because all of the industry-specific signs, such as demographics, customer interest, and RV usage, pointed to a healthy market. And even now as the market struggles, we know that pent-up demand is building, demand that will ultimately render the current downturn in the RV business unsustainable.

On the other side of our Company, the need for affordable housing has been clearly reaffirmed by the significant number of homebuyers who overreached relative to their incomes, only to find that the housing they purchased was beyond their means. We firmly believe that our ability to provide high quality affordable housing is clear and the demand for our homes will return with the rational credit practices and restored consumer confidence. At this point, I'm going to turn it over to Andy to discuss our financials in more detail. Andy?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

Thank you, Elden. Second quarter consolidated revenues were $216 million, down 54% from last year's $469 million. Our motor home, travel trailer, and manufactured housing sales were all down by double-digit percentages for the reasons Elden discussed. These trends are not unique to Fleetwood and are impacting our competitors as well.

RV Group sales fell 63% to $117 million as a result of declining consumer confidence, tied to lending practices and volatile fuel prices. Our sales to dealers were further impacted by aggressive competitive actions and by reductions in dealer inventories. Motor home sales especially felt the brunt of the slowing economy and soft markets, falling 67% to $88 million. Travel trailer sales were impacted by the same influences and declined 50% to $24 million.

Housing revenues were off 33% to $100 million as a result of similar overall economic and market conditions. Revenue declines were particularly steep in California, Arizona, and Florida, historically three of our strongest markets. Modular sales of $8.8 million related to a new contract for military housing at Fort Sam Houston boosted group revenues. Last year's modular sales were $10.7 million for the initial phase of the Fort Bliss military housing project.

We incurred a consolidated operating loss in the second quarter of $51.8 million, compared to $4.1 million of operating profit in the same quarter of the prior year. In addition to the decline in revenues, the other significant factors contributing to the Company's operating results included — lower consolidated gross margins where the overall percentage declined to 7.8% from 17.2% because of: One, sales incentives in the motor home division that were above traditional levels by almost 11% of sales.

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Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Two, the write-down of $4.6 million of excess inventory at Continental Imports, an RV supply company that is being shut down. Three, lost production days and labor inefficiencies incurred as a result of efforts to balance production with lagging demand. And four, low capacity utilization resulting in fixed costs being higher as a percentage of lower sales.

Within operating expenses, warranty costs were reduced by approximately $5.4 million from the prior year on lower volumes and more efficient service operations. SG&A expense declined by approximately $6 million from the prior year, primarily due to the lower variable compensation expense, fewer plants, and further staff reductions.

Other operating expense increased by $3.8 million to $6.9 million, mainly due to about $5 million of severance costs related to five of the announced plant closures, and a $1.4 million impairment charge at one of those plants. The prior-year expense included impairment charges and severance expense, partially offset by gain on the sale of an idle housing property.

Our consolidated net loss was $56.7 million for the quarter versus a consolidated net loss of $1.2 million in the prior year. The same factors I cited relative to our quarterly results contributed to the year-to-date decline in sales and operating results as compared to the prior year.

Now, turning to cash and liquidity. Given current economic conditions, we are fortunate that over the past year we raised over $100 million through the sale of idle properties, sale of common stock, and real estate borrowings. We ended the second quarter with cash and marketable investments of $70.6 million, a decrease of $29.5 million from the end of fiscal 2008, but just $1.6 million below our balance at the same time last year. The decline in cash since year-end was mainly due to the net loss and the repayment of almost $24 million in borrowings. These factors were partially offset by the $38 million of proceeds from the sale of common stock and $26.5 million from real estate borrowings that I just mentioned. Also, contributing to cash flow was a $9.4 million reduction in inventories since the beginning of the year, and the $29.2 million decrease since the end of the first quarter. Most of the reduction was in RV finished goods inventories.

During October 2008, in anticipation of the Company's exchange offer, the credit facility was amended to eliminate the remaining term loan borrowings of $12.8 million. Interest rates for several borrowing categories were also increased and loan commitments for the revolving credit facility were reduced from $160 million to $135 million. We owed just $479,000 on our revolver as of October 26, 2008, and the borrowing base totaled $94.4 million. After considering outstanding borrowings and stand-by letters of credit of $63.7 million, unused borrowing capacity, or availability, was approximately $30.2 million. Average monthly liquidity, which consists of availability under the credit line plus bank cash and cash equivalents, was $115.2 million for our second quarter, about even with the prior year and the prior quarter, due to receipts stemming from asset sales and the proceeds of the equity offering, offset by cash used in operations. Even after allowing for the additional seasonal requirements of the winter months, we expect to remain in excess of the minimum liquidity amounts specified on the tests and a covenant in our bank credit facility.

In the second quarter, we finalized real estate mortgage financing on two properties raising $26.5 million. The mortgages have up to a five-year term carry an interest rate of slightly under 10%, and are collateralized by two properties. Remaining unencumbered real estate properties total $50 million to $60 million in estimated market value, of which $15 million is currently being marketed for sale.

Holders of our $100 million 5% subordinated debentures have the right to require us to repurchase those debentures on December 15, 2008. In view of the deterioration in market conditions and the likelihood of operating losses for the balance of the fiscal year, Fleetwood has decided it cannot use cash to satisfy the expected repurchase demand. Instead, we have launched an offer of a new security in exchange for the existing debentures in advance of the December 2008 due date. Our offer is to exchange the $100 million 5% debentures currently outstanding for $103 million of new Senior Secured notes due 2011 and up to 14 million shares of common stock. The new Senior Secured notes will pay 5% cash interest plus 9% payment-in-kind interest to be paid at maturity in December 2011.

For those debenture holders who do not accept our exchange offer, we earlier committed to redeem their securities with shares of Fleetwood common stock. But as we said in the release, if the offer closes on or before December 12, 2008, then the largest individual debenture holder, accounting for approximately 34% of the existing debentures, has indicated an intention to exchange for the new notes. We are confident that a successful completion of this process will position Fleetwood with the liquidity to manage through this downturn, and allow us to emerge as a formidable competitor in both of our industries. Now, I will turn the call back to Elden for some closing remarks.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Thanks, Andy. Our management teams are working together to make the very best possible decisions for our future. Fleetwood must be structured properly to navigate the current economic environment, which we expect to last at least through the end of fiscal 2009 and probably beyond. At the same time, we believe that it is critical that we remain poised to take advantage of the upturn that we firmly believe will occur in both of our industries when the economy begins to turn around. That means cutting costs wherever possible while maintaining strong customer-focused products, which are still the foundation of the Company. Our customers expect good value for their money, and we can't stop providing that or fall short of the innovation that it takes to bring fresh new products to market. We believe that we have a plan that balances both of these requirements and will carry us through these difficult times.

Finally, as Andy indicated in his remarks, we also have a plan to deal with our 5% debentures. That plan is complex, and so the timing has not been as swift as we would have hoped. Yet no one should be surprised that especially in today's credit markets about that slowness. Fleetwood's management team is experienced operationally and financially. So despite the delays, we can assure you that we are engaged in an orderly restructuring of our businesses, and a refinancing of our balance sheet, which might yet play out over several weeks, but which ultimately should leave us far better positioned than many of our competitors to lead and shape the RV and manufactured housing industries for many years to come. That concludes our general remarks about operating results. Operator, please open the lines for questions.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS) Our first question comes from Kathryn Thompson. Please go ahead.

Kathryn Thompson - Avondale Partners - Analyst

Hi, thank you. First, on the RV side, I know that GE has been scaling back its floorplan financing for the remainder of 2008. How much of your business or your end customers' business are with GE for floorplan financing? And what is your perspective on that and how can you make up the shortfall?

Paul Eskritt - Fleetwood Enterprises, Inc. - President, RV Group

Kathryn, this is Paul Eskritt. I don't have the numbers in front of me as far as a GE breakout. They are obviously a fairly large wholesale floorplan lender. It seems to me that they are scaling back. It seems from what we have gathered so far, they are just being very focused in on each dealer as units get shipped, or before units get shipped, whether they floor them or not. Obviously, everybody is in a situation where they want to cut their risks, and so we've seen that tighten up significantly. And not necessarily only with GE, but with other floorplan lenders. So I don't think there's really a way to make that up. I think it's across all of the other OEMs in the business, and it's really with most lenders that we've seen a tightening up of credit lending.

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Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Kathryn Thompson - Avondale Partners - Analyst

I had heard that GE — between GE, B of A, and Textron — GE is maybe one third of total floorplanning dollars for the industry. Is that, ballpark, sound right to you?

Paul Eskritt - Fleetwood Enterprises, Inc. - President, RV Group

It's probably in the — across the industry, probably closer to 20% to 25%, but still a significant player.

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

And we probably have a tendency to have a — . This is Andy. We probably have a greater leaning toward B of A, in our particular case, given our FFS relationship. And obviously, the evolution of the lending business over at Bank of America.

Kathryn Thompson - Avondale Partners - Analyst

That was really my second follow-up finance question. How is that relationship going? And can you attribute any improvement in towables due to that new relationship?

Paul Eskritt - Fleetwood Enterprises, Inc. - President, RV Group

Overall, our relationship is really good. We have had a lot of past standing relationships with Bank of America. We work really well together, I think. The deals with the dealers that we've put together. So it's been a good method for both of us to do a lot of information sharing and working together to improve the overall bottom line of our and their business. It hasn't, on the trailer side of the business, I would say very little of that is attributed to the FFS relationship. Virtually all of it, if not all of it, is I think due to a lot of the changes we have made in our products over the last 12 to 18 months, and I think our dealers are starting to see us impact the marketplace.

Kathryn Thompson - Avondale Partners - Analyst

On the towable side it would imply that — it's been a pretty awful market — imply that you are taking market share. Who are you taking market share from, if you are able to comment?

Paul Eskritt - Fleetwood Enterprises, Inc. - President, RV Group

I think if you look at the stats and stuff, I think you've seen our market share start to level out, kind of bottom out from where we've been over the last number of years. Our order position is just starting to grow, which is really on the front line of the retail market share side of the business. I think it will be a number of months before you start to see that on the retail side of the business. So at this point, not really taking share yet. But again, growing our order backlog into wholesale ships, and then eventually on to the retail side of the business.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Kathryn, this is Elden. I think we are increasing the shelf space that we are getting in a number of cases, and we are also picking up new points of distribution. And, I think the market share will certainly follow this. It will be across the board, I would expect.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Kathryn Thompson - Avondale Partners - Analyst

On the flip side, repurchase obligations are looming as dealers don't — some don't make it through the current winter season. I know Beaudry filed Chapter 11 for a number of reasons. They are still going to be around, but still you have to deal with that bump in the road. How are you dealing with repurchase obligations? Have you seen an increase since the quarter-end, and what is your strategy as we get through these winter months?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

We are watching our dealers very closely, working closely with the lending institutions. We have not seen what we would consider to be an extraordinary increase in repurchases on either side of the business. I think the dealer community as a whole is much stronger than it had been historically, and so while we would expect that we would see a slight increase in repurchases, we haven't seen anything to this point that's alarming.

Kathryn Thompson - Avondale Partners - Analyst

Okay.

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

We've always been fairly effective, Kathryn, at moving our products through the system, and there's no doubt that that is going to be more difficult in this environment. But we've been pretty effective at keeping those losses to a minimum, but activity for sure is up. And as we see that activity increase, we try to address it from a financial statement perspective. But overall at this point, it really hasn't been material.

Kathryn Thompson - Avondale Partners - Analyst

Along with your floorplan lenders, are you getting any push back to have basically more price concessions as you have greater dealer failures and tightening of overall inventory financing dollars?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

We have maybe had a couple of inquiries here and there with respect to that, but at this point have made no changes at least on the RV side of the business.

Kathryn Thompson - Avondale Partners - Analyst

Okay. As far as the inventory creeps, which is refreshing to see, how much of that is just scaling back your overall plant footprint from year-over-year versus just targeted lowering of inventories on the retail level?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

What you've seen in the current numbers is targeted. The change in the plant footprint, other than the one motor home consolidation announced in October, those reductions will come this quarter and next.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Kathryn Thompson - Avondale Partners - Analyst

Okay. All right. And also, if you could just comment on post-election manufactured housing and RV retail sales trends.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

No change that we've been able to observe.

Kathryn Thompson - Avondale Partners - Analyst

And as far as, I know that Andy went into some detail about how to address the $100 million put. I know it's — December 15 is kind of the bogey where you need to meet, but should we expect to see something sooner than then or up to the December 15th date?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

This is Andy. The exchange offer is currently scheduled to close in early November and the exact timing....

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Early December.

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

I'm sorry, in early December. The exact timing is difficult to predict because there are some things outside of our control whenever you, obviously, are working an exchange offer like this through the SEC. But at this point I would say we expect it to close in early December, and at least several days, up to a week prior to the, what is technically a separate exchange offer, that closes on or around December the 15th that represents the put.

Kathryn Thompson - Avondale Partners - Analyst

Okay. Well, that's all for right now. Thank you very much.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Thank you.

Operator

Our next question comes from Greg Badishkanian from Citi. Please go ahead.

Alvin Concepcion - Citigroup - Analyst

This is actually Alvin Concepcion for Greg. Just wanted to get a sense, after the restructuring and cost-cutting initiatives, what sort of sales levels would you need to see the — to get to break-even?

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

I think — this is Andy, we indicated in our release that probably around the time of our first fiscal quarter, we thought that operating results would be around break-even. And I can't give you an exact number in terms of what is that break-even price, and it's very dependent on a lot of things. For example, such as the level of discounting at that point in time, which had a very, very significant impact in the second quarter. But our assumption with regard to getting to that break-even point is that we would see more of a return to normalized discounting, a more efficient ability to produce, and likely as not, a retail environment that has deteriorated slightly on a year-over-year basis. So, that should give you an indication of what we are looking at.

Alvin Concepcion - Citigroup - Analyst

And then along those lines, I apologize if you talked about this, but, I think you are around 20% capacity utilization motor homes, 25% in towables. After some of the plant consolidations, what do you think those will look like?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

Again, this is Andy. I think had those changes been in place during the second quarter, then we might have seen motor home capacity utilization probably up in the 30%s, mid 30%s, something like that. Probably similarly travel trailers. Housing, probably quite a bit better than that, closer to 50%.

Alvin Concepcion - Citigroup - Analyst

Okay. And have you seen any change in the level of competitive promotions since the end of the quarter, or has it been pretty much the same?

Paul Eskritt - Fleetwood Enterprises, Inc. - President, RV Group

This is Paul. On the RV side, it's been pretty much the same. It's been fairly aggressive out there. We haven't seen any pull back nor really increase in the level of incentives offered, about the same.

Charley Lott - Fleetwood Enterprises, Inc. - President, Housing Group

Over on the housing side, it's been about the same, too. We haven't seen any significant changes, although it's very, there's a tremendous amount of discounting and promotions available out there and have been for several months.

Alvin Concepcion - Citigroup - Analyst

Great. Thank you.

Operator

Our next question comes from Jay McCanless from FTN Midwest. Please go ahead.

Jay McCanless - FTN Midwest Research - Analyst

Hi, good afternoon, everybody.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Hi, Jay.

Jay McCanless - FTN Midwest Research - Analyst

The $40 million in annual cost savings, do you believe you can get any of that $40 million in fiscal '09, or is that going to be fiscal '10?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

Jay, this is Andy. I assume you're asking the sort of a question on a net basis for the remainder of the fiscal year after considering all of the one-time severance costs?

Jay McCanless - FTN Midwest Research - Analyst

Yes, it sounded like in the third quarter you wouldn't be able to see any of it because of the severance. In the fourth quarter, should we expect some savings?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

You should. A significant part of the restructuring costs were, in fact, recognized in the second quarter numbers. There is probably about another $3 million of severance and restructuring costs that you will see in the third fiscal quarter. So actually as you look at the balance of the year, we should be — it should be a net positive by some reasonable amount.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Most all of the consolidations will be complete by the end of this quarter, the end of January. So we'll be operating out of the consolidated plants in the fourth quarter.

Jay McCanless - FTN Midwest Research - Analyst

Okay. And then looking at the backlog gains, both in manufactured housing and travel trailers based on the quarter-end numbers, do you expect with the consolidations that those backlogs could slip, you could have some dealer cancellations?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

The backlogs were actually down in manufactured housing, but up in travel trailers. It's certainly possible. All orders, I think in the industry right now, are relatively soft and dependent on both the floorplan lenders and dealer traffic. But we scrub these very carefully every day, and if not at least every week, and so I think at this point they are relatively accurate.

Paul Eskritt - Fleetwood Enterprises, Inc. - President, RV Group

Jay, this is Paul. I think the only risk that we would run on the trailer side of the business on our backlog is really available flooring, and that's been a battle for the industry over the last few months was just getting things floored through the lenders.

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Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Charley Lott - Fleetwood Enterprises, Inc. - President, Housing Group

Jay, over on the housing side, we wouldn't expect to lose much at all. First of all, we don't have much backlog to lose, unfortunately. But typically speaking, about two-thirds of our orders are customer-sold units anyhow so we obviously wouldn't lose that. So I really don't expect to lose much at all of what we have.

Jay McCanless - FTN Midwest Research - Analyst

Okay. All right. That's good to know. And then on the convertible put, wanted to ask a hypothetical question on that one. If it comes down to, whenever it is, December 5th, December 10th, whenever you can close the offer, and you only have, say, 35% or 50% of the holders that have tendered and are willing to accept the debt, do you have enough shares under your current authorization to redeem the other holders? Or, is that going to require a shareholder vote? I guess could you all talk about what some of the different possibilities could be as we get to December 10th?

Len McGill - Fleetwood Enterprises, Inc. - SVP, General Counsel

Jay, it's Len McGill. We probably don't want to spin out all the possible hypotheticals, whether we have enough shares is dependent on how many tenders we get in the exchange offer, and it's dependent on the stock price at the time.

Jay McCanless - FTN Midwest Research - Analyst

Okay. And then my last question, wanted to find out what progress you all have made since the quarter-end on real estate sales? If you've all been able to book any more plants as sold?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

Actually, we did sell one property, Jay. Proceeds were about $4 million. I think it closed last week. I think that's the first activity that we had had for several months. And I think I mentioned in my remarks, we have about $15 million of estimated value currently being marketed for sale. We have got a couple of those that might sell in the next quarter or so. But you'll probably see a lower level of activity there than previously. That $15 million does not take into account anything that might become idle and potentially available as a result of the plant closures announced here this week.

Jay McCanless - FTN Midwest Research - Analyst

Great. Thank you.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Thank you.

Operator

Our next question comes from Barry Vogel from Barry Vogel and Associates.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Barry Vogel - Barry Vogel and Associates - Analyst

Good afternoon, ladies and gentlemen. I want to go back to that flooring issue because obviously it's very serious. I don't know who has the numbers, but if we, I think someone commented that GE has about 25% of the wholesale flooring in RVs. Do you have any idea of what Textron has and what Bank of America has? And could you then go over to the manufactured housing flooring because the same issues are over there, I believe? Give us some sense of the percentage of wholesale flooring for manufactured housing that these three entities have?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Looking at the RV side of it, I think Bank of America's market share is in the 60% plus range. Then, you have got the 25% that was mentioned by GE. And the remainder would be Textron and a number of others. But you also have a wide variety of small, local banks and finance institutions that also work with the dealers. And many dealers are not restricted to just a single flooring source. It is fairly well spread out.

Barry Vogel - Barry Vogel and Associates - Analyst

What about manufactured housing?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Charley?

Charley Lott - Fleetwood Enterprises, Inc. - President, Housing Group

Barry, over on the housing side, about roughly 50% of our flooring is handled by the big three flooring sources. That's GE, Textron and 21st Mortgage over on our side. Bank of America doesn't provide flooring for housing. But within that, GE is about 25%. But most of the GE retailers that we have also have additional flooring either with Textron or 21st. Or, they have the capability to pay COD or local bank financing. So most of our retailers are protected with multiple sources, although there are a few that only have GE at this point in time.

Barry Vogel - Barry Vogel and Associates - Analyst

On a net basis is it correct to assume that this squeeze of flooring is definitely a negative?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

Oh, yes.

Charley Lott - Fleetwood Enterprises, Inc. - President, Housing Group

It is definitely a negative on the housing side.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Absolutely.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Barry Vogel - Barry Vogel and Associates - Analyst

On the housing and RVs?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Yes.

Barry Vogel - Barry Vogel and Associates - Analyst

Now, what do you think of Thor's announcement to start their own credit facility which they announced about ten days ago?

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

I think it's fine.

Barry Vogel - Barry Vogel and Associates - Analyst

So that would help —

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Obviously, it's going to depend on how well it's financed and what rates it can — has access to money and all the rest of it. So, that's fine. We have not at this point, and obviously it's very, very early, we have not felt any competitive strain from it.

Barry Vogel - Barry Vogel and Associates - Analyst

Right. Now as far as Andy, as far as your reserves on the balance sheet for repurchases, I know that historically the reserves have been very slim but historically there has never been a problem. But, we have never seen a situation just like this, probably since Fleetwood has been in existence. What could happen? Are you obligated — what makes you obligated to raise the reserves or not depending upon what transpires here?

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

We have a fairly thorough process whereby we are always evaluating information that's available to us, be it through the information that we see in terms of the status of an individual dealer with their floorplan lender, or be it with our sales organization, and we accumulate that, and we watch it very carefully. To the extent that we have any information on a specific dealer, we will look at it, and if we deem appropriate, we will reserve it. And additionally we've, we do have a reserve that's a little bit less specific in nature. But just knowing that there are probably several of these in the pipeline that we don't know about yet. But that said, at least at this point on an overall basis, I wouldn't characterize the projected losses as material to the overall financial statements, but obviously we are watching it closely.

Barry Vogel - Barry Vogel and Associates - Analyst

How many dealers have gone bankrupt in this cycle, Fleetwood dealers?

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

Gosh, I don't know.

Paul Eskritt - Fleetwood Enterprises, Inc. - President, RV Group

Barry, this is Paul. Minimal, there has been very little impact. I mean, do I think the dealers are a little nervous about the current climate? Absolutely. But as Elden said before, over the last number of years, they've built their businesses, I think, more prudently than they had in the past. So, they've done fairly well weathering this storm so far.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

I think we've seen maybe a few more, and maybe even here it isn't material, relatively small dealers, family-owned dealers that just don't want to go through another challenging time in the industry. Just wind their operations down. It has not involved bankruptcy, and it has not involved our having to repurchase units. So we've probably seen more of that by a long shot than we have bankruptcies or business failures.

Barry Vogel - Barry Vogel and Associates - Analyst

Now I have one more question, and it has to do with the military business. I know that you have had some military business, and I know that supposedly the military has fairly long-term programs. Can you give us some color on where you see that business over the next 12 months for Fleetwood and beyond?

Charley Lott - Fleetwood Enterprises, Inc. - President, Housing Group

Okay. Barry, you're right, we have had some success there. We have completed already in about the last, certainly the last two years, more like the last year and a half, about $75 million in military contracts. We are currently in the midst of about a $36 million contract. And we are likely, we believe, in the next year and a half to be looking at another $50 million to $60 million.

Barry Vogel - Barry Vogel and Associates - Analyst

Thank you very much, good luck.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Thank you.

Andy Griffiths - Fleetwood Enterprises, Inc. - CFO

Thanks, Barry.

Operator

Larry Callahan from [Frontline] Securities is on line. Please go ahead.

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FINAL TRANSCRIPT

Nov. 25. 2008 / 1:30PM, FLE - Q2 2009 Fleetwood Enterprises, Inc. Earnings Conference Call

Larry Callahan — Analyst

I'm sorry, I tried to withdraw my question. It was answered. Sorry.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Okay.

Operator

(OPERATOR INSTRUCTIONS) At this time, I show no questions.

Elden Smith - Fleetwood Enterprises, Inc. - President & CEO

Okay. Thank you very much to everyone for joining us today. We look forward to talking with you next quarter. Thank you.

Operator

Thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating. You may all disconnect.

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